Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G/A

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13G/A to which this Exhibit is attached, and such Schedule 13G/A is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13G/A and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 2, 2023

Fifth Wall Ventures Management GP, LLC	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title

Fifth Wall Ventures Management, L.P.	By: Fifth Wall Ventures Management GP, LLC, its general partner

	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title

Fifth Wall Ventures GP, LLC	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title

Fifth Wall Ventures, L.P.	By: Fifth Wall Ventures GP, LLC, its general partner

	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title

Fifth Wall Ventures SPV IV, L.P.	By: Fifth Wall Ventures GP, LLC, its general partner

	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title

Fifth Wall Ventures SPV XVII, L.P.	By: Fifth Wall Ventures GP, LLC, its general partner

	By:	/s/ Andriy Mykhaylovskyy
Signature

Andriy Mykhaylovskyy/ Vice President
Name/Title